UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of Chicago (the “Bank”) has named Michael A. Ericson to the new position of Executive Vice President and Chief Operating Officer of the Bank, effective January 10, 2020.

Mr. Ericson, 48, formerly served as Executive Vice President and Group Head, Members and Markets, a position he’s held since July 2014. Prior to that, he was Senior Vice President and Chief Risk Officer of the Bank starting in July 2008, and Executive Vice President starting in December 2008. Mr. Ericson joined the Bank in January 2005 as Senior Vice President of Accounting Policy and SEC Reporting.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: January 10, 2020	By: /s/ Matthew R. Feldman
Matthew R. Feldman President and Chief Executive Officer